                                                                    EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Nexell Therapeutics Inc.:


We consent to the use of our report dated February 9, 2001, incorporated herein by reference in the Registration Statement on Form S-8 of Nexell Therapeutics Inc., relating to the consolidated balance sheets of Nexell Therapeutics Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule.



/s/ KPMG LLP

Orange County, California
June 27, 2001